Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 333-222189, File No. 333-222187, File No. 333-169488, as amended, File No. 333-144607, File No. 333-144606, File No. 333-121962, as amended, File No. 333-110926, File No. 333-109849, File No. 333-109848, File No. 333-97337, File No. 333-36626, File No. 333-74693, File No. 333-74695, File No. 333-70157, as amended, File No. 333-48917, as amended) on Form S-3 and the registration statements (File No.333-225342, File No. 333-225341, File No. 333-183480, File No. 333-169487, File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our reports dated February 25, 2019, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2019